     As filed with the Securities and Exchange Commission on May 23, 2001
                                                      Registration No. 333-95255

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 -------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ----------------

                          WESTERN GAS RESOURCES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                             84-1127613
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

                           12200 North Pecos Street
                            Denver, Colorado 80234
                                (303) 452-5603
              (Address, Including Zip Code, and Telephone Number
                 of Registrant's Principal Executive Offices)

                             --------------------

                            1999 STOCK OPTION PLAN
        SHARES ISSUABLE TO HAYLEY BELT, BRYANT HAZARD, STEVEN HIRAOKA,
        AARON MCKEOWN AND MICHAEL MITCHELL UPON EXERCISE OF OUTSTANDING
                       STOCK OPTIONS GRANTED PURSUANT TO
                        VARIOUS STOCK OPTION AGREEMENTS
                           (Full Title of the Plans)

                             ---------------------

                             John C. Walter, Esq.
            Executive Vice President, General Counsel and Secretary
                          Western Gas Resources, Inc.
                           12200 North Pecos Street
                            Denver, Colorado 80234
                                (303) 452-5603
                     (Name, Address and Telephone Number,
                  Including Area Code, of Agent for Service)

                             ---------------------

                                           CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
     Title of Securities       Amount To Be       Proposed Maximum     Proposed Maximum         Amount of
      To Be Registered        Registered (1)       Offering Price     Aggregate Offering    Registration Fee
                                                     Per Share              Price
-----------------------------------------------------------------------------------------------------------

     -----------------------------------------------------------------------------------------------------------
     Common Stock, par             750,000 shares (3)      $12.1875 (4)        $9,140,625 (4)       $2,413.13 (5)
     value $.10 per share,
     including Series A
     Junior Participating
     Preferred Stock purchase
     rights attached thereto (2)
     -----------------------------------------------------------------------------------------------------------

(1) This registration statement, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Act"), covers any additional shares of common stock, par value $.10 per share ("Common Stock"), of Western Gas Resources, Inc. ("Western"), which become issuable under the 1999 Stock Option Plan or under any of the stock option agreements set forth in note (3) below by reason of any stock dividend, stock split or any other similar transaction effected without receipt of consideration which results in an increase in the number of shares of Common Stock outstanding.

(2) On March 22, 2001, the Board of Directors of Western declared a dividend distribution of one Series A Junior Participating Preferred Stock purchase right for each outstanding share of Common Stock to stockholders of record at the close of business on April 9, 2001. The description and terms of the Series A Junior Participating Preferred Stock purchase rights are set forth in the Rights Agreement, dated as of March 22, 2001, between Western and Fleet National Bank, as Rights Agent. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for Common Stock and will be transferred only with Common Stock. The value attributable to such rights, if any, is reflected in the market price of Common Stock.

(3) Including (i) 1,000 shares of Common Stock issuable to Haley Belt upon exercise of outstanding stock options granted at a per share exercise price of $23.45, pursuant to a stock option agreement entered into between Haley Belt and Western on September 18, 2000, (ii) 3,000 shares of Common Stock issuable to Bryant Hazard upon exercise of outstanding stock options granted at a per share exercise price of $16.23, pursuant to a stock option agreement entered into between Bryant Hazard and Western on April 14, 2000,
     (iii) 2,000 shares of Common Stock issuable to Bryant Hazard upon exercise of outstanding stock options granted at a per share exercise price of $23.45, pursuant to a stock option agreement entered into between Bryant Hazard and Western on September 18, 2000, (iv) 5,000 shares of Common Stock issuable to Steven Hiraoka upon exercise of outstanding stock options granted at a per share exercise price of $20.69, pursuant to a stock option agreement entered into between Steven Hiraoka and Western on August 18, 2000, (v) 3,000 shares of Common Stock issuable to Aaron McKeown upon exercise of outstanding stock options granted at a per share exercise price of $23.45, pursuant to a stock option agreement entered into between Aaron McKeown and Western on September 18, 2000 and (vi) 3,000 shares of Common Stock issuable to Michael Mitchell upon exercise of outstanding stock options granted at a per share exercise price of $23.45, pursuant to a stock option agreement entered into between Michael Mitchell and the Western on September 18, 2000.

(4) The proposed maximum offering price per share was estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Act and was based on the average of the high and low prices for the Common Stock on the New York Stock Exchange on January 19, 2000.

(5) Fee previously paid. Pursuant to Rule 457(h)(1) under the Act, in the case of a stock option plan, the aggregate offering price and fee must be computed upon the basis of the price at which the options may be exercised, if such price is known. Because the prices at which the options discussed in note (3) above may be exercised each exceed the proposed maximum offering price per share estimated for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Act, an additional registration fee is owed for purposes of this Post-Effective Amendment No. 1. This additional registration fee totals $36.10 and was calculated by (i) subtracting a total of 17,000 shares of Common Stock issuable pursuant to the stock option agreements discussed in note (3) above from the total number of shares of Common Stock registered hereunder, (ii) calculating the amount of the registration fee applicable to the 17,000 shares of Common Stock based upon the prices at which the various stock options referred to in note (3) above may be exercised, which fee totals $90.80, (iii) taking the amount of the registration fee applicable to the remaining 733,000 shares of Common Stock registered hereunder, which was calculated based upon the method set forth in note (4) above, which fee totaled $2,358.43 (based upon fees charged by the Securities and Exchange Commission at the time this registration statement was originally filed), (iv) subtracting $2,358.43 from the fee actually paid, which equals $54.70 and (v) subtracting $54.70 from $90.80, for a total remaining registration fee owed of $36.10.

                               EXPLANATORY NOTE

         Western Gas Resources, Inc. ("Western") has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Act"), to register shares of its common stock, $0.10 par value per share. Under cover of this Form S-8 is a Reoffer Prospectus that Western prepared in accordance with Part I of Form S-3 under the Act. The Reoffer Prospectus may be utilized for reofferings and resales of up to 750,000 shares of common stock acquired by prospective selling stockholders under the
(i) Western Gas Resources, Inc. 1999 Stock Option Plan and the (ii) Stock Option Agreements entered into between Haley Belt and Western on September 18, 2000, between Bryant Hazard and Western on April 14, 2000, between Bryant Hazard and Western on September 18, 2000, between Steven Hiraoka and Western on August 18, 2000, between Aaron McKeown and Western on September 18, 2000 and between Michael Mitchell and the Western on September 18, 2000. It does not contain all the information set forth in the registration statement, certain items of which are contained in schedules and exhibits to the registration statement as permitted by the rules and regulations of the Securities and Exchange Commission (the "Commission"). Statements contained in this Reoffer Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                                    PART I

                          WESTERN GAS RESOURCES, INC.

        FORM S-8 CROSS REFERENCE SHEET SHOWING LOCATION OF INFORMATION
                        REQUIRED BY PART I OF FORM S-3

Form S-3 Item Number                                         Location/Heading in Prospectus
--------------------                                         --------------------------------------------
1.  Forepart of Registration Statement and Outside           Cover page
    Front Cover page of Prospectus

2.  Inside Front and Outside Back Cover Page of              Table of Contents
    Prospectus

3.  Summary Information, Risk Factors and Ratio of           The Company; Risk Factors
    Earnings to Fixed Charges

4.  Use of Proceeds                                          Use of Proceeds

5.  Determination of Offering Price                          Not applicable

6.  Dilution                                                 Not applicable

7.  Selling Securityholders                                  Selling Securityholders

8.  Plan of Distribution                                     Plan of Distribution

9.  Description of Securities to be Registered               Not Applicable

10. Interests of Named Experts and Counsel                   Legal Matters

11. Material Changes                                         Not Applicable

12. Incorporation of Certain Information                     Documents Incorporated by Reference

13. Disclosure of Commission Position on                     Indemnification
    Indemnification for Securities Act Liabilities

                               750,000 Shares of
                                 Common Stock

                          Western Gas Resources, Inc.

                            1999 Stock Option Plan
 Shares Issuable to Haley Belt, Bryant Hazard, Steven Hiraoka, Aaron McKeown,
    and Michael Mitchell Upon Exercise of Outstanding Stock Options Granted
                  Pursuant to Various Stock Option Agreements

         This Reoffer Prospectus relates to 750,000 shares of the Common Stock, par value $0.10 (the "Common Stock"), of Western, which may be offered from time to time by certain key employees named herein and certain employees who are not named herein (the "Selling Securityholders"). It is anticipated that the Selling Securityholders will offer shares for sale at prevailing prices on the New York Stock Exchange on the date of sale. Western will receive no part of the proceeds of sale made hereunder. All expenses of registration incurred in connection with this offering are being borne by Western, but all selling and other expenses incurred by each of the Selling Securityholders will be borne by each such Selling Securityholder.

         The Common Stock is traded on the New York Stock Exchange under the symbol "WGR". The Selling Securityholders and any broker executing selling orders on behalf of the Selling Securityholders may be deemed to be "underwriters" within the meaning of the Act, in which event commissions received by such broker may be deemed to be underwriting commissions under the Act.

   THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED
      ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 1.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

         No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by Western or any Selling Securityholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                 The date of this Prospectus is May 23, 2001.

                               TABLE OF CONTENTS

THE COMPANY.............................................................    1

RISK FACTORS............................................................    1

USE OF PROCEEDS.........................................................    4

SELLING SECURITYHOLDERS.................................................    4

PLAN OF DISTRIBUTION....................................................    4

LEGAL MATTERS...........................................................    5

INDEPENDENT ACCOUNTANTS.................................................    5

DOCUMENTS INCORPORATED BY REFERENCE.....................................    5

AVAILABLE INFORMATION...................................................    6

INDEMNIFICATION.........................................................    6

                                  THE COMPANY

         Western Gas Resources, Inc. is an independent gas gatherer and processor and an energy marketer providing a full range of services to its customers from the wellhead to the delivery point. We design, construct, own and operate natural gas gathering, processing, treating and storage facilities in major gas-producing basins in the Rocky Mountain, Mid-Continent, Gulf Coast and Southwestern regions of the United States. We connect producers' wells to our gathering systems for delivery to our processing or treating plants, process the natural gas to extract natural gas liquids ("NGLs") and treat the natural gas in order to meet pipeline specifications. We are a nationwide marketer of natural gas, NGLs and wholesale electric power, providing a full range of services including risk management, storage, transportation, scheduling and peaking services to a variety of customers. We were incorporated in Delaware in 1989. Our principal offices are located at 12200 North Pecos Street, Denver, Colorado 80234-3439, and our telephone number is (303) 452-5603.

                                 RISK FACTORS

         Prospective investors should carefully review the following factors together with the other information contained in this Prospectus and any accompanying Prospectus Supplement prior to making an investment decision.

Risks Related to Our Business

         Our future financial condition and results of operations are affected by volatile product prices and hedging transactions.

         Our future financial condition and results of operations will depend significantly upon the prices received for our natural gas and NGLs. Prices for natural gas and NGLs are subject to fluctuations in response to changes in supply, market uncertainty and a variety of additional factors that are beyond our control. These factors include the level of domestic production, the availability of imported oil and gas, actions taken by foreign oil and gas producing nations, the availability of transportation systems with adequate capacity, the availability of competitive fuels, fluctuating and seasonal demand for oil, gas and NGLs, conservation and the extent of governmental regulation of production and the overall economic environment. A substantial or extended decline in gas and/or NGL prices would have a material adverse effect on our financial position, results of operations and access to capital.

         Our risk management policy is to enter into futures, swaps and option contracts primarily to reduce risk and lock-in profit margins on our marketing and storage activities. Over-the-counter derivatives, with creditworthy counterparties, also permit us to offer our gas customers alternate pricing and delivery mechanisms meeting their specific needs. To ensure a known price for future equity production and a fixed margin between gas injected into storage and gas withdrawn from storage, we typically will sell a futures contract and related basis swap and thereafter, either (i) make physical delivery of our product to comply with such futures contract and settle our basis swap or (ii) buy matching futures and basis position contracts to unwind our position and sell our production to a customer in the cash market. We also may contract to sell future production to a customer at a fixed price and then purchase futures contracts to lock-in a margin. These same techniques also may be utilized to manage price risk for product purchased from marketing customers. Such contracts may expose us to the risk of financial loss in certain circumstances, including instances where production is less than expected, our customers fail to purchase or deliver the contracted quantities of natural gas or NGLs or credit risk with derivatives counterparties. Furthermore, to the extent that we engage in hedging activities, we may be prevented from realizing the benefits of price increases above the levels of such hedges.

         The uncertainties of gas supply may affect our ability to replace dedicated reserves.

         We must continually connect new wells to our gathering systems in order to maintain or increase throughput levels to offset natural declines in dedicated volumes. Historically, while certain individual plants have experienced declines in dedicated reserves, we have been successful in connecting additional reserves to more than offset the natural declines and reserves dedicated to existing facilities. There is no assurance that we will continue to be successful in replacing the dedicated reserves processed at our facilities.

         Our estimates of oil and gas reserves are subject to numerous uncertainties.

         Our reserve estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgement. Reserve estimates are imprecise and should be expected to change as additional information becomes available. Results of subsequent drilling, testing and production may cause either upward or downward revisions of previous estimates. In addition, the estimates of future net revenues from our proved reserves and the present value thereof are based upon certain assumptions about production levels, prices and costs, which may not be correct. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. The meaningfulness of such estimates is highly dependent upon the accuracy of the assumptions upon which they were based. Actual results may differ materially from the results estimated. Our estimates of reserves dedicated to our gathering and processing facilities are calculated by our reservoir engineering staff and are based on publicly available data. These estimates may be less reliable than the reserve estimates made for our own producing properties since the data available for estimates of our own producing properties also includes our proprietary data.

         Our ability to pay fixed charges and common stock dividends depends on many factors.

         Our financial and operational performance depends in part on prevailing economic conditions and on various financial, business and other factors beyond our control. We cannot assure you that our cash flows and capital resources will be sufficient to pay our fixed charges, including interest expense and common stock dividends.

         Opportunities for expansion and availability of related financing are uncertain.

         In order for us to expand our business through either the purchase or construction of new gathering and processing facilities, we will be required to identify expansion opportunities and to finance such activities, using cash flow, equity or debt financing or a combination thereof. No assurance can be given that appropriate opportunities for expansion at levels of profitability which satisfy our target rates can be obtained or that financing on terms acceptable to us can be obtained. Natural gas and NGL price volatility make it difficult to estimate the value of acquisitions and to budget and forecast the return on our projects. In addition, unusually volatile prices often disrupt the market for gas and NGL properties, as buyers and sellers have more difficulty agreeing on the purchase price of properties.

         The natural gas gathering, processing, treating and marketing businesses are highly competitive and there can be no assurance that we can compete successfully with other companies in the industry.

         We compete with other companies in the gathering, processing, treating and marketing business both for supplies of natural gas and for customers for our natural gas and NGLs. Competition for natural gas supplies is primarily based on efficiency, reliability, availability of transportation and ability to obtain a satisfactory price for the producers' natural gas. Competition for sales customers is primarily based upon reliability and price of deliverable natural gas and NGLs. Our competitors for obtaining additional gas supplies, for gathering and processing gas and for marketing gas and NGLs include national and local gas gatherers, brokers, marketers and distributors of various size, financial resources and experience. For marketing customers that have the capability of using alternative fuels, such as oil and coal, we also compete based primarily on price against companies capable of providing such alternative fuels. We have experienced narrowing margins related to third-party sales due to the increasing availability of pricing information in the natural gas industry. Counterparties in our gas marketing transactions may require additional security such as letters of credit that are not required of certain of our competitors. If the additional security is required, our marketing margins and volumes may be adversely impacted.

         The construction and operation of our gathering lines, plants and other facilities are subject to environmental laws and regulations that could affect our financial position or results of operations.

         The construction and operation of our gathering lines, plants and other facilities used for the gathering, transporting, processing, treating or storing of natural gas and NGLs are subject to federal, state and local environmental laws and regulations, including those that can impose obligations to clean-up hazardous substances at our facilities or at facilities to which the we send wastes for disposal. In most instances, the applicable regulatory requirements relate to water and air pollution control or waste management. We believe that we are in substantial compliance with applicable material environmental laws and regulations. Environmental regulation can increase the cost of planning, designing, constructing and operating our facilities or well sites.

         Under the Clean Air Act, as amended, individual states are required to adopt regulations to implement the operating permit program. We do not believe that compliance with the Clean Air Act will require any material capital expenditures, although it will cause increased permitting costs in future years and will increase certain operating costs, such as emissions fees, on an on-going basis. We do not believe that such cost increases will have a material effect on our financial position or results of operations.

         We believe that it is reasonably likely that the trend in environmental legislation and regulation will continue to be towards stricter standards. We are unaware of future environmental standards that are reasonably likely to be adopted that will have a material effect on our financial position or results of operations, but cannot rule out that possibility.

         Our business is subject to numerous other operational risks.

         Numerous risks affect drilling activities, including the risk of drilling non-productive wells or dry holes. The cost of drilling, completing and operating wells and of installing production facilities and pipelines is often uncertain. Also, our drilling operations could diminish or cease because of any of the following:

         .     title problems;

         .     weather conditions;

         . noncompliance with or changes in governmental requirements or regulations;

         .     shortage or delays in the delivery or availability of equipment;
               and

         . failure to obtain permits from regulatory agencies, such as those issued by the Bureau of Land Management, for our operations in a timely manner.

         Regulations may have a significant impact upon our overall operations.

         Many aspects of our gathering, processing, marketing and transportation of natural gas and NGLs are subject to federal, state and local laws and regulations which can have a significant impact upon our overall operations. As a processor and marketer of natural gas and NGLs, we depend on the transportation and storage services offered by various interstate and intrastate pipeline companies for the delivery and sale of our own gas supplies as well as those we process and/or market for others. Both the performance of transportation and storage services by interstate pipelines and the rates charged for such services are subject to the jurisdiction of the Federal Energy Regulatory Commission or state regulatory agencies. An inability to obtain transportation and/or storage services at competitive rates can hinder our processing and marketing operations and/or affect our sales margins.

         Insurance and operational risks may result in curtailment or suspension of operations.

         We are subject to various hazards which are inherent in the industry in which we operate such as explosions, product spills, leaks and fires, each of which could cause personal injury and loss of life, severe damage to and destruction of property and equipment, and pollution or other environmental damage, and may result in curtailment or suspension of operations at the affected facility. We maintain physical damage, comprehensive general liability, workers' compensation and business interruption insurance. Such insurance is subject to deductibles that we consider reasonable. We are not fully insured against all risks in our business, however, we believe that the coverage we maintain is adequate and consistent with other companies in the industry. Consistent with insurance coverage typically available to the natural gas industry, our insurance policies do not provide coverage for losses or liabilities relating to pollution, except for sudden and accidental occurrences.

                                USE OF PROCEEDS

         We will not receive any of the proceeds from the offering hereunder. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the individual Selling Securityholders will be borne by such Selling Securityholders.

                            SELLING SECURITYHOLDERS

         This Prospectus covers possible sales by our officers, directors and affiliates of shares they acquire through exercise of stock options granted under (i) the 1999 Stock Option Plan (the "Plan") or the (ii) Stock Option Agreements entered into between Haley Belt and Western on September 18, 2000, between Bryant Hazard and Western on April 14, 2000, between Bryant Hazard and Western on September 18, 2000, between Steven Hiraoka and Western on August 18, 2000, between Aaron McKeown and Western on September 18, 2000 and between Michael Mitchell and Western on September 18, 2000 (the "Stock Option Agreements"). The names of such individuals who may be selling stockholders from time to time are listed below, along with the number of shares of Common Stock currently owned by them and the number of shares offered for sale. Non-affiliates which are not named in this Prospectus holding the lesser of 1,000 shares or one percent of the shares issuable under the Plan (including shares issuable under the Stock Option Agreements) may use this Prospectus to sell up to the lesser of 1,000 shares or one percent of the shares issuable under the Plan (including shares issuable under the Stock Option Agreements). The number of shares offered for sale may be updated in supplements to this prospectus, which will be filed with the Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended. The address of each individual is in care of us at 12200 North Pecos Street, Denver, Colorado 80234-3439.

          Number of         Stockholder      Name of Selling    Shares Offered
        Shareholdings        Number(1)         Percent(1)          For Sale
        -------------        ---------         ----------          --------


(1) Includes all stock options exercisable within 60 days from the date hereof, including stock options issued under the Plan or the applicable Stock Option Agreement.

                             PLAN OF DISTRIBUTION

         The shares of Common Stock covered by this Reoffer Prospectus are being registered by us for the account of the Selling Securityholders.

         The Selling Securityholder(s) may sell the shares in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange in sales occurring in the public market off such system, in privately negotiated transactions or in a combination of such transactions. Each such sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. The Selling Securityholder(s) may sell some or all of the shares in transactions involving broker-dealers, who may act as agent or acquire the shares as principal. Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Securityholder(s) (and, if they act as agent for the purchaser of such shares, from such purchaser). The Registered Stockholder(s) will pay usual and customary brokerage fees. Broker-dealers may agree with the Registered Stockholder(s) to sell a specified number of shares at a stipulated price per share and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Securityholder(s), to purchase as principals any unsold shares at the price required to fulfill the respective broker-dealer's commitment to the Selling Securityholder(s). Broker-dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions.

         To our knowledge, there is currently no agreement with any broker or dealer respecting the sale of the shares offered hereby. Upon the sale of any such shares, the Selling Securityholder(s) or anyone effecting sales on behalf of the Selling Securityholder(s) may be deemed an underwriter, as that term is defined under the Act. We will pay all expenses of preparing and reproducing this Reoffer Prospectus, but will not receive the proceeds from sales by the Selling Securityholders. Sales will be made at prices prevailing at the time of such sales.

         We are bearing all costs relating to the registration of the shares. Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the Registered Stockholder(s) or other party selling such shares. In order to comply with certain states' securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption form registration or qualification is available and is obtained.

                                 LEGAL MATTERS

         John C. Walter, who is giving an opinion regarding the legality of the securities registered hereby, is Executive Vice President, General Counsel and Secretary of Western. In addition, Mr. Walter is eligible to be granted options to purchase the securities registered hereby. As of May 17, 2001, Mr. Walter owned 41,887 shares of Common Stock and options to purchase 24,000 shares of Common Stock.

                                    EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      DOCUMENTS INCORPORATED BY REFERENCE

         The following documents are incorporated by reference in the registration statement:

         (a) The latest annual report of Western on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) All other reports filed by Western pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The descriptions of the Common Stock and Series A Junior Participating Preferred Stock purchase rights which are contained in Western's registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

         All documents subsequently filed by Western pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         We will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to John C. Walter, Executive Vice President, Western Gas Resources, Inc., 12200 North Pecos Street, Denver, Colorado 80234-3439 (telephone (303) 452-5603).

                             AVAILABLE INFORMATION

         Western is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661 and 7 World Trade Center, 13th Floor, New York, NY 10048 and through the Commission's Internet site at www.sec.gov. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                                INDEMNIFICATION

         Western's Bylaws incorporate substantially the provisions of the General Corporation Law of the State of Delaware providing for indemnification of its directors, officers, employees, and agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer, director, employee or agent of Western. In addition, Western is authorized to enter into indemnification agreements with its directors and officers providing mandatory indemnification to them to the maximum extent permissible under Delaware law.

         As permitted under Delaware law, Western's Certificate of Incorporation provides for the elimination of the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of the director's fiduciary duty of care. The provision is limited to monetary damages, applies only to a director's actions while acting within his capacity as a director, and does not entitle Western to limit director liability for any judgment resulting from (a) any breach of the director's duty of loyalty to Western or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) paying an illegal dividend or approving an illegal stock repurchase; or (d) any transaction from which the director derived an improper personal benefit. In addition, Section 145 of the General Corporation Law of the State of Delaware provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for expenses, including counsel fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if in the case of other than derivative suits, the person has acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation (and with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful). In the case of a derivative suit, a director, officer, employee or agent of the corporation who is not protected by the Certificate of Incorporation, may be indemnified by the corporation for expenses, including counsel fees, actually and reasonably incurred by the person in connection with defense or settlement of such action or suit if such person has acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which a director, officer, employee or agent has been adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a present or former director or officer who is successful on the merits in defense of a suit against such person.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of Western pursuant to the foregoing provisions, or otherwise, Western has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Western of expenses incurred or paid by a director, officer or controlling person of Western in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Western will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents are incorporated by reference in this registration statement:

         (a) The latest Annual Report on Form 10-K of Western Gas Resources, Inc. (the "Registrant"), filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The descriptions of the Common Stock and Series A Junior Participating Preferred Stock purchase rights which are contained in the Registrant's registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         John C. Walter, who is giving an opinion regarding the legality of the securities registered hereby, is Executive Vice President, General Counsel and Secretary of the Registrant. In addition, Mr. Walter is eligible to be granted options to purchase the securities registered hereby. As of May 17, 2001, Mr. Walter owned 41,887 shares of Common Stock and options to purchase 24,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

         The Registrant's Bylaws incorporate substantially the provisions of the General Corporation Law of the State of Delaware providing for indemnification of directors, officers, employees, and agents of the Registrant against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer, director, employee or agent of the Registrant. In addition, the Registrant is authorized to enter into indemnification agreements with its directors and officers providing mandatory indemnification to them to the maximum extent permissible under Delaware law.

         As permitted under Delaware law, the Registrant's Certificate of Incorporation provides for the elimination of the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of the director's fiduciary duty of care. The provision is limited to monetary damages, applies only to a director's actions while acting within his capacity as a director, and does not entitle the Registrant to limit director liability for any judgment resulting from (a) any breach of the director's duty of loyalty to the Registrant or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) paying an illegal dividend or approving an illegal stock repurchase; or (d) any transaction from which the director derived an improper personal benefit. In addition, Section 145 of the General Corporation Law of the State of Delaware provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for expenses, including counsel fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if in the case of other than derivative suits, the person has acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation (and with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful). In the case of a derivative suit, a director, officer, employee or agent of the corporation who is not protected by the Certificate of Incorporation, may be indemnified by the corporation for expenses, including counsel fees, actually and reasonably incurred by the person in connection with defense or settlement of such action or suit if such person has acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which a director, officer, employee or agent has been adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a present or former director or officer who is successful on the merits in defense of a suit against such person.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement.


         Exhibits                     Description
         --------                     -----------

         4.1 The Certificate of Incorporation of the Registrant (Filed as exhibit 3.1 to the Registrant's Registration Statement on Form S-1, Registration No. 33-31604, and incorporated herein by reference).

         4.2 Certificate of Amendment to the Certificate of Incorporation of the Registrant (Filed as exhibit
                             3.2 to the Registrant's Registration Statement on Form S-1, Registration No. 33-31604, and incorporated herein by reference).

         4.3 Certificate of Designation of 7.25% Cumulative Senior Perpetual Convertible Preferred Stock of the Registrant (Filed as exhibit 3.5 to the Registrant's Registration Statement on Form S-1, Registration No. 33-43077, and incorporated herein by reference).

         4.4 Certificate of Designation of the $2.28 Cumulative Preferred Stock of the Registrant (Filed as exhibit
                             3.6 to the Registrant's Registration Statement on Form S-1, Registration No. 33-53786, and incorporated herein by reference).

         4.5 Certificate of Designation of the $2.625 Cumulative Convertible Preferred Stock of the Registrant (Filed under cover of Form 8-K, dated February 24, 1994, and incorporated herein by reference).

         4.6 The Amended and Restated Bylaws of the Registrant, adopted on February 12, 1999 and in effect on the date hereof (Filed as an exhibit to the Registrant's 10-K for the year ended December 31, 1998 and incorporated by reference).

         4.7 Rights Agreement, dated as of March 22, 2001, between the Registrant and Fleet National Bank (f/k/a Bank Boston, NA), as Rights Agent, including the form of Certificate of Designation, Preferences and Rights as Exhibit A, the form of Rights

         Exhibits                     Description
         --------                     -----------
                    Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C. Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until after the Distribution Date (as such term is defined in the Rights Agreement) (Incorporated by Reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A (No. 001-10389), filed with the Securities and Exchange Commission on March 30, 2001).

         5.1 Opinion of John C. Walter, General Counsel of the Registrant, as to the legality of the securities offered hereby.

         23.1 Consent of John C. Walter, General Counsel of the Registrant (included in Exhibit 5.1).


         23.2       Consent of PricewaterhouseCoopers LLP.

         24.1       Powers of Attorney.*

         * Previously filed.

Item 9.  Undertakings.

         (1)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

                    (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraph (a)(1)(i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed in its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 23 day of May, 2001.

                                        WESTERN GAS RESOURCES, INC.

                                        /s/  LANNY F. OUTLAW
                                        -----------------------------------

                                        By:

                                           Name: Lanny F. Outlaw
                                           Title: Chief Executive Officer,
                                           President and Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                          Date
     ---------                    -----                          -----

                             Chief Executive Officer,            May 23, 2001
   *                         President and Director
-------------------------
Lanny F. Outlaw                    (Principal Executive Officer)

                                                                 May 23, 2001
   *                         Chairman of the Board
-------------------------
Brion G. Wise                      and Director


   *                         Vice Chairman of the Board          May 23, 2001
-------------------------
Walter L. Stonehocker              and Director


   *                         Director                            May 23, 2001
-------------------------
Dean Phillips


   *                         Director                            May 23, 2001
-------------------------
Joseph E. Reid


   *                         Director                            May 23, 2001
-------------------------
Richard B. Robinson


   *                         Director                            May 23, 2001
-------------------------
Bill M. Sanderson


   *                         Director                            May 23, 2001
-------------------------
Ward Sauvage


   *                         Director                            May 23, 2001
-------------------------
James A. Senty

                  /s/  WILLIAM J. KRYSIAK
                  --------------------------------------------------------
                  * By:  William J. Krysiak,
                         Attorney-in-Fact Pursuant to Powers of Attorney
                         Title: Vice President - Finance
                         (Principal Financial and Accounting Officer)